EXHIBIT 99.1

USBC Regains Full NYSE American Compliance

RENO, NV, March 31, 2026 (GLOBE NEWSWIRE) -- USBC, Inc. (NYSE American: USBC) (“USBC” or the “Company”), a publicly traded technology company that seeks to enable the transformation of traditional U.S. bank dollars into secure, compliant tokenized deposits, today announced that the NYSE American LLC ("NYSE American") has notified the Company that it is back in full compliance with all of the NYSE American continued listing standards effective March 27, 2026.

"Regaining full NYSE compliance reflects USBC’s commitment to financial discipline as we move toward the future launch of the tokenized deposit offering," said Greg Kidd, Chairman and CEO of USBC, Inc. “We appreciate the Exchange's support throughout this process and remain focused on executing our strategy and delivering long-term value to our stockholders."

The capital infusion to bring the Company back into compliance was provided by the successful closing of the August 2025 acquisition of a controlling interest in the Company by Goldeneye 1995 LLC, an affiliate of Chairman and CEO Greg Kidd.

The Company will continue to be subject to NYSE American's continued listing standards and monitoring. The compliance indicator (".BC") will no longer be disseminated, and the Company will no longer be included in the list of NYSE American noncompliant issuers on the Exchange's website.

For more information, please visit https://investors.usbc.xyz.

About USBC, Inc.

USBC, Inc. (NYSE American: USBC) is a publicly traded technology company focused on the development of transformative financial services, including digital assets and banking solutions. A key focus of USBC is the further development of the USBC tokenized deposit offering, a U.S.-dollar denominated tokenized deposit that operates on blockchain technology and is embedded with digital identity. With a focus on inclusion, innovation, and risk management, USBC is dedicated to creating long-term shareholder value in a rapidly evolving financial landscape.

The USBC tokenized deposit whitepaper*: http://usbc.xyz/i/whitepaper

*The product features described in these materials are for informational purposes only. All product features may be modified, delayed, or cancelled without further notice, at any time and at the sole discretion of USBC, Inc. Nothing herein constitutes a commitment, warranty, guarantee, or investment advice.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the anticipated launch of tokenized deposit accounts, the expected results of the partnership with Uphold and Vast Bank, and potential use cases of tokenized deposits. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, regulatory approvals, market adoption, technological developments, and other risks and uncertainties more fully detailed in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the transition period ended December 31, 2025, Forms 10-Q and 8-K, and other reports filed with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are only made as of this date, and the Company undertakes no duty to update such information after the date of this announcement except as required under applicable law.

USBC Media Contact:
Fatema Bhabrawala
VP, Media Relations, Alliance Advisors
fbhabrawala@allianceadvisors.com

USBC Investor Relations Contact:
Adele Carey
SVP, Investor Relations, Alliance Advisors
investors@usbc.xyz